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                                                                    EXHIBIT 10.7

                 WORKLIFE'S lNTERNET CONTENT PARTNERS AGREEMENT
                                 BY AND BETWEEN
                            WORKLIFE SOLUTIONS, INC.
                                       AND
                                 HEADHUNTER.NET

                                    RECITALS

A. WorkLife Solutions Inc. (hereinafter known as "WorkLife") has developed a method to store, classify and categorize career, employer and entrepreneurial related content from the World Wide Web ("WWW") using the AltaVistaTM full-text World Wide Web search engine and the AltaVista index.

B. Digital Equipment Corporation (hereinafter known as "Digital") has developed and operates the AltaVistaTM full-text World Wide Web ("WWW")search engine and the AltaVista index (known as "AltaVista").

C. HEADHUNTER.NET (hereinafter known as "ICP") has content and/or Internet application software that addresses the needs of employers, entrepreneurs and/or individuals interested in their career. The ICP will make such information available to persons who access the WorkLife Career and Employer Zone through the AltaVista Search Engine.

D. ICP and WorkLife agree that the following terms and conditions shall govern their relationship under this Agreement.

                                AGREEMENT SUMMARY

         WorkLife in conjunction with AltaVista will install, manage and market a Career and Employer Zone. AltaVista will provide its customers with continuous access to the Career and Employer Zone. The AltaVista Subject Search Service will be accessible to Users through AltaVista's URL either directly on the WWW or through Digital's existing AltaVista Search Site, currently accessible through http://www.altavista.digital.com..

         Users will have access to the AltaVista Subject Search Service through hyperlinks directly from the AltaVista Home Page and AltaVista Results Pages. The AltaVista Subject Search Service will enable Users to browse or search for Websites contained within WorkLife's hierarchy. When the User initiates a search of such hierarchy, he or she will be presented with a result set that contains matches from the AltaVista/WorkLife index.

         Therefore, an ICP which provides content for the site to index, whether it be job ads, resumes, career, or entrepreneurial or human resource related content, the matching results will link the User via a URL to the content hosted on the ICP's

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         server. The ICP is responsible for providing to WorkLife an updated list of URL's to index on a monthly basis.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties do hereby agree as follows:

1.       DEFINITIONS; RULES OF CONSTRUCTION

         1.1. Definitions. For purposes of this Agreement the following terms shall have the meanings ascribed to them below:

                  (a) "AltaVista Career Search Service" means the Internet service developed by WorkLife and Digital pursuant to this Agreement and which is described in Section 2.1 herein and includes an index of available jobs and candidates as well as content of interest to employers and candidates.

                  (b) "AltaVista Search Engine" means the software program(s) developed by Digital that compares the text query of an User to the text URL sites indexed by AltaVista and that compiles those qualifying URLs into a response file.

                  (c) "AltaVista Search Service" means the full-text WWW search engine and the index of the entire WWW and which was developed and is operated by or on behalf of Digital, or any successor full-text WWW search engine and index of the WWW operated by Digital or any parent or subsidiary of Digital.

                  (d) "AltaVista Web Crawler" means the software program owned and developed by Digital that follows URL pointers, which utilize the hypertext transfer protocol (http), from one Web Page to another on the WWW in order to access and collect Web Pages containing text responsive to a User's textual query.

                  (e) "User" means a person who accesses either Digital's AltaVista or the Co-Branded Property.

                  (f) "URL" or "Uniform Resource Locator" means the address of a Website on the WWW, an example of which is the URL for the AltaVista Search Service available at http://www.altavista.digital. com.


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                  (g)      "Website" means a repository of data and other
                           information in electronic form residing on one or more servers that can be accessed via the WWW by an User on an anonymous basis.

                  (h) "WorkLife Categories" means the list of web sites that WorkLife or its designees has native content and has or will categorize during the term of this Agreement.

                  (i) "World Wide Web" or "WWW" means the Internet-based distributed information service that utilizes the hypertext transfer protocol (http) or any purchased protocol.

2.       DESCRIPTION OF OPERATION

         2.1.     Description of Operation.

                  (a) The AltaVista Career Search Service will be accessible to Users through its own URL either directly on the WWW or through Digital's existing AltaVista Search Site. The AltaVista Career Search Service would be separate from the AltaVista Search Site and from WorkLife's Home Page. The User would have access to the AltaVista Career Search Service through hyperlinks directly from the AltaVista Home Page and AltaVista Results Pages.

                  (b) The AltaVista Career Search Service would enable Users to browse or search for Websites contained within WorkLife's hierarchy.

                  (c) When a User initiates a search, the search will be transmitted to the AltaVista/WorkLife Career Service index, where it will be processed, and the results will be sent to the AltaVista/WorkLife site.

                  (d) The process will not remove the User from the AltaVista/WorkLife site.

                  (e) When a User selects one of the search results links it will take them to the owner of that content page.

3.       PROJECT COORDINATION

         3.1 Project Coordinators. ICP shall designate a representative to manage and coordinate its obligations under this Agreement ("Project Manager"). The Project Manager shall in this regard: (i) be responsible for overseeing such party's day-to-day obligations under this Agreement; and (ii) serve as liaison to the other party's


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         Project Manager with respect to matters contemplated by this Agreement.
         Neither party's Project Manager will have the right to amend, modify or otherwise supplement this Agreement or to waive any provisions hereof.

4.       WORKLIFE'S RESPONSIBILITIES

         4.1 Development. WorkLife will be responsible for the presentation of the content for the AltaVista/WorkLife site.

         4.2 Design. WorkLife shall be responsible for designing the AltaVista/ WorkLife site based on the specifications provided by Digital.

5.       ICP RESPONSIBILITIES

         5.1 Production. The ICP is responsible for providing WorkLife the URL listings for all content that is to be indexed by the AltaVista Crawler on a monthly basis.

         5.2 Monitoring. The ICP is responsible for monitoring the accuracy and relevancy of URL's, ICP shall inform WorkLife of those URL's which are no longer valid links and therefore need to be removed on a weekly basis.

6.       PROPRIETARY RIGHTS

         6.1 WorkLife. Subject to ICP's underlying ownership interests in its content, WorkLife shall own all right, title and interest in and to the content developed by and provided by WorkLife to Users hereunder and the WorkLife categories including, but not limited to, the intellectual property rights embodied therein except as to permit ICP to perform hereunder.

         6.2 Agreement, ICP shall own all right, title and interest in and to any content provided by ICP hereunder including, but not limited to, the intellectual property rights embodied therein except as to permit WorkLife to perform their obligations hereunder.

7.       TRADEMARKS

         7.1 ICP Marks. ICP hereby grants to WorkLife a non-exclusive and limited license to use the ICP tradenames, logos and other ICP trademarks and service marks ("ICP" Marks) on all ICP content shown on the AltaVista Search Service, Web Crawler, URL Index and WorkLife Web Site. WorkLife use shall be in accordance with ICP's written policies regarding advertising and trademark usage as established from time to time by ICP. WorkLife agrees to cooperate with ICP in facilitating ICP's monitoring and control of the nature and quality of products and services bearing the ICP Marks, and to supply ICP with specimens of


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         WorkLife's use of the ICP Marks upon request. In the event that ICP determines that WorkLife's use of the ICP is inconsistent with ICP's quality standards, then upon ICP written request, WorkLife shall within a reasonable period thereafter conform such use or services to ICP's standards. If WorkLife fails to conform such use or services, ICP shall have the right to suspend such use of the ICP's Marks.

         7.2 WorkLife Marks. WorkLife hereby grants to ICP a non-exclusive and limited license to use the WorkLife tradenames, logos and other WorkLife trademarks and service marks ("WorkLife" Marks) on all WorkLife content shown on the ICP Web Site. ICP use shall be in accordance with WorkLife's written policies regarding advertising and trademark usage as established from time to time by WorkLife. ICP agrees to cooperate with WorkLife in facilitating WorkLife's monitoring and control of the nature and quality of products and services bearing the WorkLife Marks, and to supply WorkLife with specimens of ICP's use of the WorkLife Marks upon request. In the event that WorkLife determines that ICP's use of the WorkLife is inconsistent with WorkLife's quality standards, then upon WorkLife's written request, ICP shall within a reasonable period thereafter conform such use or services to WorkLife's standards. If ICP falls to conform such use or services, WorkLife shall have the right to suspend such use of WorkLife's Marks.

8.       CONFIDENTIALITY

         8.1 Confidential Information. "Confidential Information" means information about the disclosing party's business or activities that are proprietary or confidential, which shall include business, financial, technical and other data. All such confidential information shall be marked or designated by such party as "confidential" or "proprietary"; or information which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as confidential; provided that information shall not be considered Confidential Information of a party if it can be shown that such information: (i) is known to the recipient on the Effective Date directly or indirectly from a source other than one having an obligation of confidentiality to the providing party); (ii) hereafter becomes known (independently of disclosure by the providing party to the recipient directly or indirectly from a source other than one having an obligation of confidentiality to the providing party; (iii) becomes publicly known or otherwise ceases to be confidential, except through a breach of this Agreement by the recipient; or (iv) was independently developed by the recipient without use of Confidential Information.

         8.2 Protection of Confidential Information. The parties recognize that, in connection with the performance of this Agreement, each of them may disclose to the other its Confidential Information, including the creation of materials and the development of technology and techniques that are not generally known in the


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         industry. The party receiving any Confidential Information of the other party agrees to maintain the confidential status of such Confidential Information for a period of 2 years from the date of disclosure and not to use any such Confidential Information for any purpose other than the purposes for which it was originally disclosed to the receiving party, and not to disclose any of such Confidential Information to any third party. Upon expiration or termination of this Agreement, the receiving party shall return promptly to the other party or destroy, at that party's option, all tangible materials that disclose or embody Confidential Information.

         8.3 Permitted Disclosure. The parties acknowledge and agree that each may disclose any given Confidential Information: (i) as required by law or generally accepted accounting practices; (ii) to their respective directors, officers, employees, attorneys, accountants and other advisors or independent contractors, who are under an obligation of confidentiality no less stringent than set forth herein, on a "need-to-know" basis; or (iii) in connection with disputes or litigation between the parties that relates to such Confidential Information and each party shall endeavor to limit disclosure to that purpose. In the event that the receiving party is ordered to disclose the other party's Confidential Information pursuant to a judicial or governmental request, requirement or order, the receiving party shall promptly notify the other party and take reasonable steps to assist that party in contesting such request, requirement, or order or in otherwise in protecting that party's rights prior to disclosure.

         8.4 Applicability. The foregoing obligations shall apply to directors, officers, employees and representatives of the parties and any other person to whom the parties have delivered copies of, or permitted access to, such Confidential Information in connection with the performance of this Agreement, and each party shall advise each of the above of the obligations set forth in this Section 8.

         8.5 Third Party Confidential Information. Any Confidential Information of a third party disclosed to WorkLife shall be treated by WorkLife, as the case may be, in accordance with the terms under which such third party Confidential Information was disclosed; provided that (i) the party disclosing such third party Confidential Information shall first notify the other party that such information constitutes Confidential Information and the terms applicable to such third party Confidential Information; and (ii) either party may, in its sole discretion, decline to accept all or any portion of such third party Confidential Information.

         8.6 Confidentiality of Agreement. Except as required by law or generally accepted accounting principles, and except to assert its rights hereunder or for disclosures on a "need-to-know" basis to its own officers, directors, employees and professional advisers or to prospective investors or acquirers in connection with a pending investment in or acquisition of such party, and under an obligation of confidentiality no less stringent that as set forth herein, each party hereto agrees


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         that neither it nor its directors, officers, employees, consultants or agents shall disclose the terms of this Agreement or specific matters relating hereto without the prior consent of the other party.

         8.7 Publicity Restrictions. Neither party shall make any public announcement of this Agreement or the relationship between the parties without the prior written consent of the other party. The parties shall agree upon the form, content and timing of any public announcements

9.       GENERAL REPRESENTATIONS AND WARRANTIES

         9.1 ICP Representations and Warranties. ICP hereby represents and warrants to WorkLife that as of the Effective Date:

                  (a) ICP has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder;

                  (b) the execution of this Agreement by ICP, and the performance by ICP of its obligations and duties hereunder, do not and will not violate any agreement to which ICP is a party or by which it is otherwise bound;

                  (c) ICP acknowledges that WorkLife makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement.

         9.2 WorkLife's Representations and Warranties. WorkLife hereby represents and warrants to ICP that as of the Effective Date:

                  (a) WorkLife has the full corporate right, power and authority to enter into this Agreement, to perform the acts required of it, and to grant the rights granted by it hereunder;

                  (b) the execution of this Agreement by WorkLife, and the performance by WorkLife of its obligations and duties hereunder, do not and will not violate any agreement to which WorkLife is a party or by which it is otherwise bound; and

                  (c) WorkLife acknowledges that ICP makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement.

10.      DISCLAIMER OF WARRANTIES

         10.1 ICP HEREBY ACKNOWLEDGES AND AGREES THAT THE WORKLIFE CONTENT BEING PROVIDED TO ICP (IF ANY) IS PROVIDED


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         "AS IS, WITH ALL FAULTS," AND THAT WORKLIFE MAKES NO REPRESENTATIONS OR
         WARRANTIES, EXPRESS OR IMPLIED, AS TO THE USEFULNESS, ACCURACY, COMPLETENESS, FEASIBILITY, RELIABILITY OR EFFECTIVENESS OF THE WORKLIFE CONTENT OR SHALL MEET THE OBJECTIVES OR NEEDS OF ICP OR ANY THIRD
         PARTY, THAT THE OPERATION OF ALTAVISTA WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT DEFECTS IN ALTAVISTA HAVE BEEN OR WILL BE
         CORRECTED. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, WORKLIFE MAKES NO REPRESENTATIONS AS TO THE COMPLETENESS OF WORKLIFE'S CONTENT
         OR APPLICATIONS AND THEIR ABILITY TO OPERATE ON THE ALTAVISTA SEARCH ENGINE. WITHOUT LIMITING THE FOREGOING, WORKLIFE HEREBY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL WORKLIFE BE LIABLE TO ICP FOR ANY FAILURE, DISRUPTION, DOWNTIME, INTERRUPTION, MISCALCULATION, INCORRECT LINKAGE, DELAY, INACCURACY OR OTHER NONPERFORMANCE OF WORKLIFE.

         10.2 WORKLIFE HEREBY ACKNOWLEDGES AND AGREES THAT THE ICP CONTENT IS BEING PROVIDED TO WORKLIFE "AS IS, WITH ALL FAULTS," AND THAT ICP MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE USEFULNESS, ACCURACY, COMPLETENESS, FEASIBILITY, RELIABILITY OR EFFECTIVENESS OF THE ICP CONTENT OR SHALL MEET THE OBJECTIVES OR NEEDS OF ICP OR ANY THIRD PARTY, THAT THE OPERATION OF THE ICP WEB SITE WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT DEFECTS IN THE ICP WEB SITE HAVE BEEN OR WILL BE CORRECTED. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, ICP MAKES NO REPRESENTATIONS AS TO THE COMPLETENESS OF ICP'S CONTENT OR APPLICATIONS. WITHOUT LIMITING THE FOREGOING, ICP HEREBY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL ICP BE LIABLE TO WORKLIFE FOR ANY FAILURE, DISRUPTION, DOWNTIME, INTERRUPTION, MISCALCULATION, INCORRECT LINKAGE, DELAY, INACCURACY OR OTHER NONPERFORMANCE OF WORKLIFE.

11.      INDEMNIFICATION

         11.1 WorkLife Indemnity. Subject to the limitations set forth below, WorkLife at its own expense, shall indemnify, defend (or at WorkLife's option and expense, settle) and hold ICP harmless from and against any judgment, losses, deficiencies, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), whether required to be paid to a third party or


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         otherwise incurred in connection with or arising from any claim, suit, action or proceeding (collectively, a "Claim"), incurred or suffered by ICP to the extent the basis of such Claim is that (1) the WorkLife Content infringes any (a) patent; (b) trademark or (c) copyright; or
         (2) the display of a WorkLife Mark infringes any trademark or service rights of a third party; or to the extent that such Claim arises out of or is in connection with the categorization of any Website(s) performed by WorkLife; provided that WorkLife shall have no obligation to ICP pursuant to this Section 13.1 unless: (x) ICP gives WorkLife prompt written notice of the Claim (except to the extent that WorkLife already has notice of such Claim); (y) WorkLife is given the right to control and direct the investigation, preparation, defense and settlement of the Claim; and (z) ICP reasonably cooperates with WorkLife in the defense or settlement thereof. In connection with the defense of any such Claim, ICP may have its own counsel in attendance at all interactions and substantive negotiations at its own cost and expense. Upon notice of an alleged infringement or if in WorkLife's reasonable opinion such a claim is likely, WorkLife shall obtain, at its expense, (and in addition to its other obligations hereunder) a license to continue to use, thereby obtaining for ICP the right to continue the use, display and distribution of such data, modify the data so that it is no longer infringing but functionally equivalent. In the event that none of the above options are reasonably available, ICP may terminate this Agreement.

         11.2 ICP Indemnity. ICP, at its own expense, shall indemnify, defend (or at ICP's option and expense, settle) and hold WorkLife harmless from and against any judgment, losses, deficiencies, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), whether required to be paid to a third party or otherwise incurred in connection with or arising from any Claim, incurred or suffered by WorkLife to the extent that the basis of such Claim is that the display of an ICP Mark infringes any trademark or service rights of a third party; provided that ICP shall have no obligation to WorkLife pursuant to this Section 11.2 unless:
         (x) WorkLife gives ICP prompt notice of the Claim (except to the extent that WorkLife already has notice of such Claim); (y) ICP is given the right to control and direct the investigation , preparation, defense and settlement of the Claim; and (z) WorkLife reasonably cooperates with ICP in the defense or settlement thereof. In connection with the defense of any such Claim, WorkLife may have its own counsel in attendance at all interactions and substantive negotiations at its own cost and expense.

12.      TERM AND TERMINATION

         12.1 Term. This Agreement will be valid for four (4) years from the Effective Date and shall continue in full force and effect, unless earlier terminated in accordance with the provisions contained in this Agreement. Thereafter, this Agreement will renew on a year-to-year basis, in accordance with the criteria in 12.2. Notwithstanding the forgoing, either party may terminate this agreement at any time after 1 year from the effective date upon 30 days prior written notice.


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         12.2 Each party reserves the right to review the current business model prior to any renewal term. In the event that the current business model is significantly different the parties will negotiate in good faith to resolve such differences. In the event such negotiations can not be successfully completed within 45 days of the intended renewal date, the parties will establish a process for termination of the Agreement within six months from the intended renewal date. The parties agree to be bound by the terms of the last renewal of this Agreement during any negotiations or termination process hereunder.

         12.3 Events of Termination. This Agreement shall be subject to termination upon the occurrence of the following events:

                  (a) if either party hereto defaults on any of its material obligations, representations or warranties under this Agreement, the non-defaulting party shall notify the other party in writing, specifying in sufficient detail the nature and extent of such breach and, unless within thirty (30) calendar days after written notice of such default the defaulting party remedies the default, this agreement will terminate.

                  (b) if (a) either party files a petition for bankruptcy or is adjudicated a bankrupt; (b) a petition in bankruptcy is filed against either party; (c) either party becomes insolvent or makes an assignment for the benefit of its creditors or an arrangement for its creditors pursuant to any bankruptcy law;
                  (d) either party discontinues its business; or (e) a receiver is appointed for either party or its business, then the other party shall have the right to terminate this agreement immediately upon written notice;

         12.4     Effect of Termination.

                  (a) Termination of this Agreement by either party hereto shall not act as a waiver of any breach of this Agreement and shall not act as a release of either party hereto from any liability for breach of such party's obligations under this Agreement.

                  (b) Within forty-five (45) calendar days of the expiration or termination of this Agreement, the parties shall pay to the other party all sums, if any, due and owing as of the date of expiration or termination.

         12.5 Survival. The respective rights and obligations of WorkLife under the provisions of Sections 9.1, 9.2, 11, 12, 13, 7, 8, 9, 10, and 11
         hereof shall survive expiration or termination of this Agreement.

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13.      MISCELLANEOUS

         13.1 No Joint Venture. The sole relationship between the parties shall be that of licensor and licensee. The parties are independent contractors and neither is the agent of the other. Each party shall be solely responsible for the actions of all their respective employees, agents and representatives.

         13.2 Governing Law. This Agreement shall be interpreted and construed in accordance with the laws of the Commonwealth of New York without regard to the principles of conflicts of laws, and with the same force and effect as if only executed and performed therein, and the laws of the United States of America.

         13.3 Remedies Cumulative. Except as otherwise expressly specified herein, the rights and remedies granted to each party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies that such party may possess at law or in equity.

         13.4 Amendment or Modification. This Agreement may not be amended, modified or supplemented by the parties in any manner, except by an instrument in writing signed on behalf of each of the parties by a duly authorized officer or representative.

         13.5 Non Assignment. Neither party shall transfer or assign any rights or delegate any of its obligations hereunder, in whole or in part, whether voluntarily or by operation of law, without the prior written consent of the other party, whose consent will not be unreasonably withheld. Any purported transfer, assignment or delegation without the appropriate prior written approval shall be null and void and of no force or effect. Notwithstanding the forgoing, no consent shall be required if the transfer is the result of merger or sale of either party.

         13.6 Notices. All notices, requests, demands or other communications under this Agreement shall be in writing and may be sent by mail, facsimile, or an authorized electronic address to the addressee and offices specified below. Either party may change its address for purposes hereof upon prior notice to the other party. Notices hereunder shall be directed :

If to ICP                                      If to WorkLife Solutions, Inc.
Attention: Warren Bare
HEADHUNTER.NET                                 Attention: Dan Cahn
6410 Atlantic Blvd., Suite 160                 12828 Northup Way, Suite 210
Norcross, GA 30071                             Bellevue, WA 98005

         13.7 Entire Agreement. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or

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         contemporaneous agreements and understandings, written or oral between the parties with respect to the subject matter hereof.

         13.8 Waiver. The party entitled to the benefit thereof may waive any of the provisions of this Agreement. Neither party shall be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving party, and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any night or remedy as to a subsequent event.

         13.9 No Third Party Beneficiaries. Nothing express or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any person other than the parties and the respective successors or assigns of the parties, any rights, remedies, obligations or liabilities whatsoever.

         13.10 Severability. If the application of any provision or provisions of this Agreement to any particular facts of circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then: (i) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby; and (ii) such provision or provisions shall be reformed without further action by the parties hereto and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.

         13.11 Counterparts; Facsimiles. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one and the same instrument.

         Each party shall receive a duplicate original of the counterpart copy or copies executed by it. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original. Notwithstanding the foregoing, the parties shall each deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.


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IN WITNESS WHEREOF, the parties to this Agreement by their duly authorized representatives have exerted this agreement as of the date first above written.

HEADHUNTER.NET                            FOR WORKLIFE SOLUTIONS, INC:

By:      /s/ Warren Bare                  By:      /s/ Daniel Cahn
   -----------------------------             ---------------------------

Name:    Warren Bare                      Name:    Daniel Cahn
     ---------------------------               -------------------------

Title:   President                        Title:   CEO
      --------------------------                ------------------------


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